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                                                                   EXHIBIT 10.13

                        EXECUTIVE EMPLOYMENT AGREEMENT


     This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the ___ day of May, 1999 and effective as of the 1st day of July, 1999 (the "Effective Date") by and between HOB Entertainment, Inc. (the "Company"), a Delaware corporation, and Lou Mann (the "Executive").

     WHEREAS, the operations of the Company and its Affiliates are a complex business requiring direction and leadership in a variety of arenas, including accounting, financial, regulatory and others; and

     WHEREAS, subject to the terms and conditions hereinafter set forth, the Company desires to employ the Executive as the President of the HOB Media Properties ("Media Division") and the Executive desires to accept such employment.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

     1.   Employment.  Subject to the terms and conditions set forth in this
          ----------
Agreement, the Company hereby offers and the Executive hereby accepts employment.

     2.   Term.  The Executive's employment hereunder shall be for a term (the
          ----
"Term") commencing on the Effective Date and extending through December 31, 2003, unless such Term shall terminate pursuant to any of the provisions of
Section 5 hereof.

     3.   Capacity and Performance.
          ------------------------

          a. During the term hereof, the Executive shall serve the Company as the President of Media Division, and his duties will be those customarily attendant to an Executive holding such positions. As the President of Media Division, Executive shall report to the Chief Executive Officer of the Company. Executive will be based in the Company's headquarters which shall be located in the Greater Los Angeles metropolitan area. The Company will provide Executive an assistant and Executive will be directly involved in the hiring of such assistant.

          b. During the term hereof, at the request of the Chief Executive Officer or the Board of Directors of the Company, Executive shall serve as an executive of the affiliates of the Company without further compensation; provided, however, that Executive's basic duties shall not be changed without his consent. If the Company or any Affiliate of the Company shall make a public offering of securities, (i) it will enter into an Indemnification Agreement providing the fullest indemnification (including advancement of expenses) legally possible and (ii) the Executive will have the benefit of officer and director insurance and/or By-law and Certificate of Incorporation indemnification provisions available to any other director or officer of such entity.

          c. During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities on behalf of the Company and its Affiliates as may be designated from time to time by the Chief Executive Officer or the Board. During
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the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in writing, which approval shall not be unreasonably withheld, by the Board, as the Company encourages participation by the Executive in community and charitable activities generally considered to be in the public interest and the Company's interest. Notwithstanding the foregoing, the Company hereby approves the Executive's (i) directorships and other activities set forth on Exhibit A hereto and (ii) investments in public companies of less than one percent (1%) of the outstanding shares of such companies.

     4.   Compensation and Benefits.  As compensation for all services performed
          -------------------------
by the Executive under and during the term hereof:

          a.    Base Salary.  During the term hereof, the Company shall pay the
                -----------
Executive a base salary, payable in accordance with the customary payroll practices of the Company for its executives. Such base salary shall be $450,000 for the first year of the term hereof; $500,000 for the second year of the term hereof; $550,000 for the third year of the term hereof; and $275,000 for the last six months of the term hereof. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary."

          b.    Bonus Compensation.  During the Term hereof, Executive shall be
                ------------------
eligible to receive a special performance bonus of up to $400,000 for the first year of the term hereof; up to $350,000 for the second year of the term hereof; up to $300,000 for the third year of the term hereof; and up to $150,000 for the last six months of the term hereof, pursuant to a bonus plan attached hereto as Exhibit B. All bonuses in this Section 4.b or portions thereof will be deemed
                                -----------
earned at the times specified in Exhibit B and will be due and payable at the end of the applicable one-year period or six-month period, in the case of the final six months of the Agreement.

          c.    Stock Options.
                -------------

          (i) The Company hereby grants Executive stock options to purchase approximately 2,675,000 shares of Common Stock (representing 3% of the fully diluted in-force option, warrant and equity shares of the Company), for a purchase price of $1.20 per share, which options shall expire on the tenth anniversary of the Effective Date hereof (subject to earlier termination of such options as provided in this Section 4.c. This grant of options is subject to
                            -----------
any requisite shareholder approval which shall be obtained by the Company on or prior to September 1, 1999. The stock options to be received by Executive shall vest and become exercisable in four increments as follows: 25% of such option shares on the Effective Date, 25% of such option shares each on the first, second and third anniversary of the Effective Date hereof (each annual period ending on an anniversary of the Effective Date hereof being referred to herein as an "Option Year") of this Agreement. Except as specifically provided in this
Section 4.c, once options become exercisable, such options shall remain
-----------
exercisable through the expiration date and may be exercised whether or not the Executive's employment with the Company has terminated. Such options shall be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 to the extent of the maximum number of such options which may so qualify.

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          In the event of a public offering of the Company' securities,
Executive agrees that he will execute the same form of agreement not to sell securities ("Lock-Up Agreement") executed by the other executives of the Company as required by the Company's underwriters.

          In the event of a stock split, reverse split, stock dividend, recapitalization or other reclassification in the Company's common stock, the exercise price of any options granted pursuant to this Agreement shall be adjusted appropriately to an amount that bears the same relationship to the exercise price in effect immediately prior to such action as the total number of shares of common stock (or shares of any security into which such common shares have been reclassified, subdivided, split or otherwise changed) outstanding immediately after such action; in such event, the number of shares for which an option is exercisable shall be adjusted to a number obtained by dividing the exercise price in effect prior to adjustment thereof by the new exercise price after such adjustment. Such adjustments shall be made successively when any event described above occurs. As used in this agreement, "Company" includes any parent entity which at any time owns HOB Entertainment, Inc. or operates the business theretofore operated by HOB Entertainment, Inc. and its Affiliates.

          On the tenth (10th) day following the termination of the Executive's employment pursuant to Section 5.c (By the Company for Cause), all options
                       -----------
granted hereunder (including options which are then exercisable) shall terminate. In the event of the termination of the Executive's employment by the Executive, all options not exercisable upon such termination shall lapse and terminate. In the event that the Executive's employment terminates pursuant to

Section 5.a (Death), Section 5.b (Disability) or Section 5.d (By the Company
-----------          -----------                 -----------
Other than for Cause), then in such event, the Options granted under Section 4.c
                                                                     -----------
which would become exercisable at the end of the Option Year in which such termination occurs shall immediately vest and become exercisable and all other options shall lapse and terminate. Upon a Change of Control as herein defined, all options granted under this Agreement, including, without limitation, options which are not then exercisable at the time of such Change of Control shall immediately become exercisable. For the purposes hereof Change of Control is defined as follows: (i) any sale, merger, consolidation, issuance of shares (excluding a public offering of shares), or other transaction (each a "Transaction") as a result of which at least 51 % the voting power of the Company (or any parent entity of the Company) is not held, directly or indirectly, by persons or entities who held at least 51% of the voting power before such Transaction; (ii) a sale or other disposition of all or a substantial part of the Company's assets, whether in one transaction or a series of related transactions; (iii) any person or entity or group of persons or entities (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) acquires the power, through ownership of securities or otherwise, to elect a majority of the Company's or any parent entity's board of directors (or similar governing body) (such power being called "voting power"); other than groups formed by existing Stockholders of the Company on the date hereof, or (iv) individuals who on the date hereof constitute the Company's board of directors and any new director (other than a director designated by a person or entity who has entered into an agreement to effect a transaction described in clause (i) or (ii) above) whose nomination and/or election to the board was approved by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company's or such parent's board of directors. Notwithstanding the foregoing, any changes in ownership, voting or otherwise resulting from the proposed UCI transaction shall not constitute a Change of Control.

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

          (ii) The Executive agrees to become a party to the Company's Amended and Restated Stockholders Agreement, dated as of July 31, 1998, and execute a joinder thereto as required by Section 20 of such agreement.

          d.    Other Benefits.  During the term hereof and subject to any
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contribution therefor generally required of executives of the Company, the
Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for executives of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Executive. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive. The travel policy developed for all of the highest senior executives of the Company will be applicable to Executive for travel arrangements and accommodations.

          e.    Vacations.  During the term hereof, the Executive shall be
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entitled to four (4) weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive, with the approval of the Chief Executive Officer.

          f.    Business Expenses.  The Company shall pay or reimburse the
                -----------------
Executive for all reasonable and customary expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to periodic review of the amount of such expenses from time to time by the Board, and subject to such reasonable substantiation and documentation as may be specified by the Board from time to time; provided, however, the Executive shall only be reimbursed for travel consistent with the travel reimbursement policy established by the Board for the Company's highest senior management employees.

          g.    Car Allowance.  During the term hereof, the Company shall pay or
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reimburse the Executive the sum of $1,500 per month as a car allowance.

          h.    Transaction Costs. The Company shall reimburse, or make payments
                -----------------
on behalf of, Executive for up to $50,000 for transaction costs (including legal fees) incurred by Executive in connection with entering into this Agreement.

     5.   Termination of Employment and Severance Benefits.  Notwithstanding the
          ------------------------------------------------
provisions of Section 2 hereof, the Executive's employment hereunder shall
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terminate prior to the expiration of the term hereof under the following circumstances:

          a.    Death.  In the event of the Executive's death during the term
                -----
hereof, the Executive's employment hereunder shall immediately and automatically terminate. In the event of the Executive's death during the term hereof, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Salary and any earned and unpaid bonus.

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          b.    Disability.
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                (i)     The Company may terminate the Executive's employment
     hereunder, upon notice to the Executive during the period of disability, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred eighty (180) days during any period of three hundred and sixty-five
     (365) consecutive calendar days. In the event of such termination, then until the earliest of (i) the conclusion of the Term of this Agreement or
     (ii) the conclusion of a period of twelve (12) months following the date of termination, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination, subject to any employee contribution applicable to the Executive on the date of termination, shall continue to contribute to the cost of the Executive's participation in the Company's group medical and dental insurance plan, if any, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The Company shall also pay to Executive any bonus earned by Executive while employed, but unpaid as of the date of his termination, in the same manner as if Executive were still employed by the Company.

                (ii) The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4.a, and benefits in
                                                -----------
     accordance with Section 4.d, to the extent permitted by the then-current
                     -----------
     terms of the applicable benefit plans, if any, until the Executive becomes eligible for disability income benefits under the Company's disability income plan, if any, or until the termination of his employment, whichever shall first occur.

                (iii) While receiving disability income payments under the Company's disability income plan, if any, the Executive shall be entitled to receive the excess, if any, of Base Salary under Section 4.a hereof over
                                                         -----------
     such disability income payments and shall continue to participate in Company benefit plans in accordance with Section 4.d and the terms of such
                                              -----------
     plans, until the termination of his employment except to the extent provided in Section 5.b(i).
                 --------------

                (iv) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Executive or his duly appointed guardian, if any, to whom the Board has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Board's determination of the issue shall be binding on the Executive.

          c.    By the Company for Cause.  The Company may terminate the
                ------------------------
Executive's employment hereunder for Cause upon notice to the Executive setting forth the nature of such Cause in reasonable detail; provided, however, that, in the case of subsections (i), (ii), (iv) and (v) immediately below, to the extent that such breach is curable, the Executive shall have 14 days from the receipt of such notice to cure such breach. The following, as determined by the Board in its reasonable judgment, shall constitute "Cause" for termination:

                (i) fraud, embezzlement or other material dishonesty with respect to the Company or any of its Affiliates;

                (ii) conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude;

                (iii) conduct by the Executive that is intentionally materially harmful to the business, interests or reputation of the Company or any of its Affiliates;

               (iv) the Executive's intentional failure to comply with any material instructions of the Company's Chief Executive Officer to the extent that such instructions do not violate the terms and provisions of this Agreement; or

                (v) the Executive executes a written contract, commitment or obligation of the Company or personally takes actions which bind the Company to an oral contract, commitment or obligation, which in either case involves a commitment in excess of express written limits on authority established by the Board with respect to such matters, which limits have been made known to Executive. Notwithstanding the foregoing, the Executive's carrying out of prior commitments made by other officers and/or directors shall not constitute "Cause".

Upon the giving of notice of termination of the Executive's employment hereunder for Cause (or upon the expiration of any applicable cure period, if such default is not cured within such period), the Company shall have no further obligation or liability to the Executive, other than for Base Salary and bonus, in each case earned and unpaid at the date of termination.

          d.    By the Company Other than for Cause.
                -----------------------------------

                (i) The Company may terminate the Executive's employment hereunder other than for Cause at any time upon written notice to the Executive. In the event of such termination, the Executive shall be entitled to benefits under Section 4.d and a severance payment equal to
                                ------------
     Executive's Base Salary to the end of the Term of this Agreement payable in the same manner and installments as if Executive were still employed by the Company; provided however, that the Company shall be entitled to reduce such severance payment by amounts earned by the Executive during the Term as a result of employment by another employer after the date on which the Executive's employment is terminated hereunder. The Company shall also pay to Executive any bonus earned by Executive while employed, but unpaid as of the date of his termination, in the same manner as if Executive were still employed by the Company.

                (ii) In addition, (x) a breach by the Company of any material provision of this Agreement or (y) a material breach by the Company of the provisions of this Agreement may be deemed by Executive a termination by the Company other than for Cause if such breach is not cured by the Company (if capable of being cured) within fourteen (14) days after Executive gives the Company written notice of such breach.

          e.    Post-Agreement Employment. In the event the Executive remains in
                -------------------------
the employ of the Company or any of its Affiliates beyond the term of this Agreement, by the expiration of the term hereof or otherwise, then such employment shall be at will. Any such employment shall be on the same monetary terms as those existing under this Agreement on the last day of the Term.

     6.   Effect of Termination. The provisions of this Section 6 shall apply to
          ---------------------                         ---------
termination due to the expiration of the Term hereof, pursuant to Section 5 or
otherwise.                                                        ---------

          a. Payment by the Company in full of Base Salary, bonus and contributions to the cost of the Executive's continued participation in the Company's group health and dental plans, in each case if any, that may be due the Executive in each case under the applicable termination provision of Section 5 shall constitute the entire obligation of the Company to the Executive. Acceptance by the Executive of such performance by the Company shall constitute full settlement of any claim that the Executive might otherwise assert against the Company, its Affiliates or any of their shareholders, directors, officers, employees or agents on account of such termination. The Executive shall promptly give the Company notice of all facts necessary for the Company to determine the amount and duration of its obligations in connection with any termination pursuant to Section 5.d hereof.
            -----------

          b. Except for medical and dental insurance coverage continued pursuant to the terms hereof, and subject always to applicable law, including COBRA, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

          c. Upon the expiration of the Term hereof, the Company shall remain obligated to pay to the Executive any earned and unpaid Base Salary, together with any earned and unpaid bonus.

          d. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision, including without limitation the obligations of the Executive under Sections 7 and 8 hereof. The obligation of the Company to make payments
      ----------------
to or on behalf of the Executive under Section 5.a, 5.b, 5.d,  or 6.c hereof is
                                       ------------------------------
expressly conditioned upon the Executive's continued full performance of his obligations under Sections 7 and 8 hereof. The Executive recognizes that,
                  ----------------
except as expressly provided in Section 5.a, 5.b, 5.d, or 6.c, no compensation
                                -----------------------------
is earned after termination of employment.

     7.   Confidential Information.
          ------------------------

          a. The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates), or use for his own benefit or gain, any Confidential Information. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

          b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

     8.   Restricted Activities.  The Executive agrees that some restrictions on
          ---------------------
his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

          a. While the Executive is employed by the Company and during any period where Executive is paid by the Company pursuant to Section 5(d)(i), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Media Division of the Company, or discuss with any person or persons, the planning for any business competitive with the Media Division of the Company. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Media Division of the Company as conducted or under consideration at any time during the Executive's employment.

          b.    The Executive agrees that, except as provided in Section 3.c,
                                                               -----------
during his employment with the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or its Affiliates, that could give rise to a conflict of interest or otherwise interfere with his duties and obligations to the Company or any of its Affiliates.

          c. The Executive further agrees that while he is employed by the Company or paid by the Company pursuant to Section 5(d)(i), the Executive will not hire or attempt to hire any employee of the Company or any of its Affiliates, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Affiliates, or solicit or encourage any customer or vendor of the Company or any of its Affiliates to terminate its relationship with them; provided that this provision shall not apply to anyone whose employment is terminated by the Company.

     9.   Enforcement of Covenants.  The Executive acknowledges that he has
          ------------------------
carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7 and 8 hereof.
                                                      ----------------
The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive also acknowledges that, were he to breach any of the covenants contained in Sections 7 or 8 hereof, the damage to the Company
                           ---------------
would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 7 or 8 hereof
                                                       --------------
shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     10.  Conflicting Agreements.  The Executive hereby represents and warrants
          ----------------------
that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

     11.  Definitions.  Words or phrases which are initially capitalized or are
          -----------
within quotation marks shall have the meanings provided in this Section 11 and
                                                                ----------
as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

          "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

          "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information, not publicly known, which, if disclosed by the Company or its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iii) recipes, designs, product names, staffing plans, operations objectives, equipment configurations and customer and supplier lists. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding that it would not be disclosed. Notwithstanding the foregoing, Confidential Information does not include information which becomes publicly known through no fault of the Executive.

          "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any subsidiary of the Company.

     12.  Mechanics of Combined Health Care Coverage.  Whenever any provision
          ------------------------------------------
hereof requires the continuation of contributions by the Company on Executive's behalf to its group medical and dental insurance plan after termination of Executive's employment with the Company, the Company will only be required to so contribute if Executive elects to continue his participation in such group health and dental plans under applicable federal law ("COBRA") by signing and returning the election form to be provided prior to Executive's last day of employment, in which case, for a period of twelve months following termination of Executive's employment or, if earlier, until the date Executive becomes eligible for coverage under the group health plan of another employer, the Company will continue to contribute to the cost of Executive's participation in the Company's group health and dental plans at the same percentage rate as the Company contributes to the cost of coverage for Executive prior to termination. In order to be eligible for these contributions from the Company, however, Executive must continue to pay his percentage share of the cost of coverage. If COBRA or similar laws do not at the time exist and the terms of any such plans would not allow the continued coverage of the Executive, the Company shall pay the Executive a portion of the reasonable cost of health care insurance providing similar benefits as the group medical and dental insurance plans covering Executive immediately prior to the termination of his employment in the same proportion as paid by the Company prior to such termination.

     13.  Withholding.  All payments made by the Company under this Agreement
          -----------
shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

     14.  Assignment.  Neither the Company nor the Executive may make any
          ----------
assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     15.  Severability.  If any portion or provision of this Agreement shall to
          ------------
any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     16.  Waiver.  No waiver of any provision hereof shall be effective unless
          ------
made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     17.  Notices.  Any and all notices, requests, demands and other
          -------
communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company with a notice to David Glinert, Glinert & Chidekel, 11 East 44th Street, New York, New York 10017 or, in the case of the Company, at its principal place of business, to the attention of the Chief Executive Officer of the Company, or to such other address as either party may specify by notice to the other.

     18.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

     19.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument signed by the Executive and by an expressly authorized representative of the Company.

     20.  Headings.  The headings and captions in this Agreement are for
          --------
convenience only and in no way define or describe the scope or content of any provision of this Agreement.

     21.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     22.  Expenses in Case of Dispute.  If the event of a dispute between the
          ---------------------------
parties related to or in connection with this Agreement shall result in litigation, then, in such event, the party prevailing in such litigation shall have his or its expenses (including reasonable legal fees) related to such litigation reimbursed by the non-prevailing party.

     23.  Governing Law.  This is a Delaware contract and shall be construed and
          -------------
enforced under and be governed in all respects by the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, this Executive Employment Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE                                  HOB ENTERTAINMENT, INC.


/s/ Lou Mann                                      /s/ Gregory A. Trojan
---------------------------------              -------------------------------
    Lou Mann                                   By:    Gregory A. Trojan
                                               Title: Chief Executive Officer

                                   Exhibit A

                  Approved Directorships and Other Activities





President:                                    Neil Bogart Foundation

Member of the Executive Board
and Board of Directors:                       T.J. Martell Foundation

Fundraising Chairperson:                      Valley United Club Soccer Team

Involved in various community and civic functions.

                                   Exhibit B

                                  Bonus Plan



          The Company and the Executive agree to negotiate and establish in good faith mutually agreeable special performance bonus criteria for the first year of the term hereof within 15 days of the date of the Agreement, which criteria shall be attached hereto as Exhibit B and form part of the Agreement. On or prior to each subsequent anniversary date of the Agreement during the term hereof, the Company and the Executive agree to establish in good faith mutually agreeable special performance bonus criteria for the applicable one-year period of the term hereof or six-month period of the term hereof following such anniversary date, which criteria shall be attached hereto as Exhibit B and form part of the Agreement.